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                                                                    EXHIBIT 10.5

 SECOND AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN CENTRAL FEDERAL CORPORATION
                              AND DAVID C. VERNON

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                           CENTRAL FEDERAL CORPORATION

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is entered into and made effective as of December 16, 2004 between Central Federal Corporation, a Delaware corporation fka Grand Central Financial Corp. (the "HOLDING COMPANY"), and David C. Vernon, an Ohio resident (the "EXECUTIVE").

A. The Holding Company and the Executive entered into an Employment Agreement as of February 28, 2003, which agreement was amended as of May 10, 2004 (the Employment Agreement, as amended, the "Agreement").

B. A cogent and realistic management succession plan is key to the continued stability and growth of the Holding Company.

C. The Executive has participated in and has been integral to the ongoing plan for management succession of the Holding Company.

D. The Corporate Governance and Nominating Committee of the Holding Company, the Compensation and Management Committee of the Holding Company, and the Executive recommended the finalization of a succession plan for executive management of the Holding Company.

E. The recommended succession plan calls for an executive other than the Executive to be President and Chief Executive Officer of the Holding Company.

F. Notwithstanding the recommended succession plan, the Board of Directors of the Holding Company values the services of the Executive and desires to have him continue to provide services to the Holding Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, the Holding Company and the Executive agree as follows:

1. Section 1 of the Agreement is hereby deleted and the following is substituted therefore in its entirety:

            (a) Effective February 1, 2005, and so long as Executive continues to serve, if elected, as a director of the Holding Company, Executive agrees to serve as Chairman of the Board of Directors of the Holding Company through December 31, 2005 and thereafter as Vice Chairman of the Board of Directors until the scheduled expiration of Executive's employment under Section 2(a) of this Agreement. Executive shall render such administrative and management services to the Holding Company as are customarily performed by persons in a similar executive capacity. During such period, Executive also agrees to serve, if elected, as a director of any subsidiary of the Holding Company.

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            (b) If during any period until April 17, 2014 Executive shall not be elected to continue to serve as a director of the Holding Company, then he agrees to provide, and the Holding Company agrees to retain, his in this Amendment, the Holding Company and

            (c) The Holding Company agrees that at the scheduled expiration of Executive's employment under Section 2(a) of this Agreement, and so long as he shall continue to be elected as a director of the Holding Company, he shall be elected to serve as Chairman Emeritus of the Board of Directors of the Holding Company.

2. Section 2 of the Agreement is hereby amended by the insertion of the following new Subsection:

            (d) Subject to the provisions of Section 2(c) of this Agreement, and from and after the scheduled expiration of his employment under Section 2(a) of this Agreement, Executive shall continue to serve as a consultant to or employee of the Holding Company. Executive shall be available to perform special project services for and on behalf of the Holding Company until April 17, 2014.

3. Section 3 of the Agreement is hereby amended by the insertion of the following new Subsection:

            (f) In lieu of compensation under Subsections (a), (b), (d) and (e) of Section 3 of this Agreement, Executive shall receive reasonable compensation for his services during the period from and after the scheduled expiration of his employment under Section 2(a) of this Agreement until the expiration of his services to the Holding Company under Section 2(d) of this Agreement. Compensation to Executive shall be commensurate with his duties and responsibilities, but in any event not less than $100 per month. Executive shall continue to receive reasonable reimbursement under Section 3(c) of this Agreement.

4. The changes to Section 1 of the Agreement as set forth in Paragraph 1 of this Amendment do not constitute an Event of Termination, as defined in Section 4 of the Agreement.

5. The vesting schedule relating to any and all restricted stock and incentive stock options awarded to the Executive during the course of the Agreement, as amended by this Amendment, shall remain unaffected by this Amendment.

6. All provisions of the Agreement, other than as modified in this Amendment, are hereby ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, the Holding Company and the Executive have executed this Amendment as of the day and year first written above.

THE HOLDING COMPANY:                        THE EXECUTIVE:

CENTRAL FEDERAL CORPORATION
                                                /s/ David C. Vernon
                                                -------------------------------
                                                David C. Vernon

By: /s/ Thomas P. Ash
    ---------------------------
Name in
Print: Thomas P. Ash

       For the Compensation and
       Management Development Committee
       of the Board of Directors

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